Exhibit (d)(2)(ii)


                                                 SCHEDULE A
                             AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 5, 2001

         Fees payable to the Manager pursuant to section 4 hereof shall be at the following annual rates for each Fund:

USAZ Van Kampen Aggressive Growth Fund                                  *
USAZ Van Kampen Strategic Growth Fund                               0.95%
USAZ Alliance Capital Technology Fund                                  **
USAZ Templeton Developed Markets Fund                                 ***
USAZ Alliance Capital Large Cap Growth Fund                            **
USAZ Van Kampen Capital Growth Fund                                     *
USAZ PIMCO Renaissance Fund                                         0.75%
USAZ PIMCO Value Fund                                               0.75%
USAZ Van Kampen American Growth Fund                                0.85%
USAZ Van Kampen Comstock Fund                                           *
USAZ PIMCO Growth and Income Fund                                   0.75%
USAZ Van Kampen Growth and Income Fund                                  *
USAZ Alliance Capital Growth and Income Fund                           **

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

*
                                                                     $100
                                                     First $100     to $250   $250 to $500    Average
                                                     Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS  $500 MILLION

USAZ Van Kampen Capital Growth Fund                     0.85%        0.80%       0.775%        0.75%
USAZ Van Kampen Growth and Income Fund                 0.775%        0.75%       0.725%       0.675%
USAZ Van Kampen Comstock Fund                          0.775%        0.75%       0.725%       0.675%
USAZ Van Kampen Aggressive Growth Fund                  0.90%        0.85%       0.825%        0.80%


**
                                                                      $10
                                                      First $10     to $20     $20 to $40   $40 to $60     Average
                                                     Million of   Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS   NET ASSETS   $60 MILLION

USAZ Alliance Capital Technology Fund                   1.00%       0.875%        0.75%        0.75%        0.75%
USAZ Alliance Capital Large Cap Growth Fund             1.00%       0.875%        0.75%        0.75%        0.75%
USAZ Alliance Capital Growth and Income Fund            1.00%       0.875%        0.75%       0.625%        0.50%



***
                                                                      $50
                                                      First $50     to $200   $200 to $500    Average
                                                     Million of   Million of   Million of   Net Assets
                                                       Average      Average      Average     Exceeding
                                                     NET ASSETS   NET ASSETS   NET ASSETS  $500 MILLION

USAZ Templeton Developed Markets Fund                  0.875%       0.715%       0.625%        0.60%


         The management fee shall be accrued and paid to the Manager as provided in section 4 of the Investment Management Agreement.